Exhibit 10
Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on The Alexander Hamilton Variable Annuity Separate Account dated March 23, 2000, and the Alexander Hamilton Life Insurance Company of America dated February 4, 2000, in Post-Effective Amendment No. 8 (Form N-4, No. 33-75714) under the Securities Act of 1933 and Amendment No. 9 (Form N-4, No. 811-8374) under the Investment Company Act of 1940 and related Statement of Additional Information of The Allegiance Variable Annuity issued by Alexander Hamilton Life Insurance Company of America.



                                            /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
April 17, 2000